Exhibit 23.1

We consent to the use in this Post Effective Amendment No. 2 to Form SB-2 on Form S-1 of Conmed Healthcare Management, Inc. of our report dated March 26, 2009 relating to our audits of the consolidated financial statements appearing in the Prospectus, which is part of such Registration Statement and to the reference to our Firm under the caption “Experts” in such Prospectus.

McGLADREY & PULLEN, LLP

Des Moines, Iowa
May 8, 2009